UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2015 (August 14, 2015)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard,

Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 14, 2015, the Board of Directors (the “Board”) of Corrections Corporation of America (the “Company”) revised its Board committee structure by establishing a new committee, the Risk Committee, and to reflect the new structure, changed the Audit and Risk Committee to the Audit Committee. Following the addition of the Risk Committee, the Company’s five standing Board committees include the Audit Committee, Compensation Committee, Executive Committee, Nominating and Governance Committee, and the Risk Committee.

The Risk Committee will assist the Board in coordinating the Board’s oversight of the Company’s risk assessment and risk management practices and the Company’s legal, regulatory and contract compliance. The Risk Committee will also review issues and trends facing the Company that could impact the Company’s business operations and public reputation. The initial members of the Risk Committee will be Thurgood Marshall, Jr. (Chair), Donna Alvarado, Anne Mariucci and Charles Overby.

The charters for each of the five standing Board committees are available on the Company’s website at: http://www.cca.com/investors/corporate-governance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 18, 2015	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ David M. Garfinkle
David M. Garfinkle
Executive Vice President and Chief Financial Officer